                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              COMERICA INCORPORATED
             (Exact name of registrant as specified in its charter)


         Delaware                                    38-1998421
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                               One Detroit Center
                         500 Woodward Avenue, 31st Floor
                             Detroit, Michigan 48226
               (Address of principal executive offices) (Zip Code)

                              AMENDED AND RESTATED
              COMERICA INCORPORATED 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                                GEORGE W. MADISON
        Executive Vice President, General Counsel and Corporate Secretary
                              Comerica Incorporated
                               One Detroit Center
                         500 Woodward Avenue, 33rd Floor
                             Detroit, Michigan 48226
                     (Name and address of agent for service)

                                 (313) 222-3300
          (Telephone number, including area code, of agent for service)



                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Title of securities to     Amount to be        Proposed maximum          Proposed maximum          Amount of
be registered              registered (1)      offering price per        aggregate offering        registration fee
                                               share (2)                 price (2)
----------------------------------------------------------------------------------------------------------------------
Common Stock               16,000,000 shares   $38.76                    $620,160,000              $50,171
$5.00 par value
----------------------------------------------------------------------------------------------------------------------


     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the per share and aggregate offering price are based upon the average of the high and low sales prices of the shares of Common Stock as reported on the New York Stock Exchange Composite Tape on March 26, 2003 ($38.76 per share).

                                Explanatory Note

This Registration Statement is solely for the registration of additional shares of Common Stock of Comerica Incorporated for issuance under the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan (the "Plan"). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Nos. 333-24565 and 333-48122) are incorporated by reference into this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The General Corporation Law ("GCL") of the State of Delaware provides that a Delaware corporation, such as the Registrant, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe his or her conduct was unlawful. The GCL also provides that in a derivative action, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The GCL also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases. Section 12 of Article V of the Registrant's bylaws implements such provisions and provides as follows:

                         "INDEMNIFICATION AND INSURANCE

"(a) To the fullest extent permitted by these bylaws and by applicable law and regulation, as presently existing or hereafter amended, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of the Corporation may be indemnified to the same extent as provided above. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time the director or officer is covered under the indemnification provided herein, which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, then the spouse of the director or officer shall be indemnified to the same extent as provided above. At the Corporation's election, and in its sole discretion, any person who is or was the spouse of an employee or agent of the Corporation may be indemnified to the same extent as provided above. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, raise any inference that he or she had reasonable cause to believe that his or her conduct was unlawful.

"(b) To the fullest extent permitted by these bylaws and by applicable law and regulation, as presently existing or hereafter amended, the Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any person who is or was an agent of the Corporation may be indemnified to the same extent as provided above. In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time the director or officer is covered under the indemnification provided herein, which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, then the spouse of the director or officer shall be indemnified to the same extent as provided above. At the Corporation's election, and in its sole discretion, any person who is or was the spouse of an employee or agent of the Corporation may be indemnified to the same extent as provided above.

"(c) To the extent that a present or former director, officer, or spouse of the director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

"(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, spouse of the director or officer, employee, agent or spouse of the employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Unless prohibited by applicable law or regulation, or otherwise required by Section 18(k) of the Federal Deposit Insurance Act, as amended, such determination shall be made with respect to a person who is a director or officer or the spouse of a director or officer at the time of the determination (a `D&O Claimant') by Independent Legal Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to the D&O Claimant, as follows:

     "1. the Disinterested Directors (as defined below) shall select Independent Legal Counsel by majority vote, even if such Disinterested Directors constitute less than a quorum, and direct that the determination be made by such counsel (or, if there are no Disinterested Directors, the full Board of Directors shall select Independent Legal Counsel by majority vote and shall direct that the determination be made by such counsel); unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a `Change of Control' as defined in the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan as in effect on September 24, 2002 (or, if applicable, as in effect on such later date as determined by written agreement between the Corporation and the D&O Claimant), in which case the Independent Legal Counsel shall be selected by the D&O Claimant unless the D&O Claimant shall request that such selection be made by the Board of Directors. If it is so determined that the D&O Claimant is entitled to indemnification, payment to the D&O Claimant shall be made within 10 days after such determination.

     "2. the term `Disinterested Directors' shall mean directors that are not and were not parties, and who are not and were not threatened to be made parties, to such Proceeding;

     "3. `Independent Legal Counsel' shall mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and that, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the D&O Claimant in an action to determine the D&O Claimant's rights under this Section. Such determination may be made with respect to any person other than a D&O Claimant seeking indemnification under subsections (a) and (b) of this Section by the Corporation's Chairman, Chief Executive Officer, President, Vice Chairman or General Counsel, or by their designees.

"(e) Expenses (including attorney's fees) incurred by an officer, director or spouse of an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or spouse to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors or officers, their spouses or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

"(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

"(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

"(h) For the purposes of this Section, references to `the Corporation' include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, spouses of directors or officers, and employees or agents, so that any person who is or was a director, officer, spouse of a director or officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

"(i) For purposes of this Section, references to `other enterprises' shall include employee benefit plans; references to `fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to `serving at the request of the Corporation' shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner `not opposed to the best interests of the Corporation' as referred to in this Section.

"(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and with respect to any spouse of a director or officer, shall continue following the time the director or officer spouse ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors and administrators of such a person.

"(k) The Court of Chancery shall have exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section or under any agreement, vote of stockholders or Disinterested Directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees)."

Section 102(b)(7) of the GCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of Comerica's shareholders, the shareholders approved an amendment to the Corporation's Restated Certificate of Incorporation to include such a provision.

The Corporation has entered into Indemnification Agreements (the "Agreements") with each of its directors and certain of its officers pursuant to which the Corporation agrees (i) to indemnify each such director and officer to the fullest extent permitted by any combination of (a) the benefits provided by the indemnification provisions of the Corporation's bylaws as in effect on the date of such Agreement, (b) the benefits provided by the indemnification provisions of the Corporation's bylaws in effect at the time such indemnified costs are incurred by such director or officer, (c) the benefits allowable under the GCL in effect at the date of such Agreement or as the same may be amended, (d) the benefits allowable under the law of the jurisdiction under which the Corporation is organized at the time such indemnified costs are incurred by such director or officer, (e) the benefits available under any Directors' and Officers' Insurance or other liability insurance obtained by the Corporation, and (f) the benefits available to the fullest extent authorized to be provided to such director or officer by the Corporation under the non-exclusivity provisions of the bylaws of the Corporation and the GCL, against liability and expenses incurred by reason of such person serving as a director or officer of the Corporation or at the Corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or with respect to employee benefit plans; (ii) to advance certain expenses to such persons; and (iii) except under certain circumstances, to purchase and maintain in effect one or more Directors' and Officers' insurance policies.

No indemnification, reimbursement, or payments are required of the Corporation under the Agreements (except to the extent it is provided from policies of insurance carried by the Corporation):

(1) with respect to any claim as to which such director or officer is finally adjudged by a court of competent jurisdiction to (a) have breached a director's duty of loyalty to the Corporation or its shareholders; (b) have committed acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;(c) have effected any transaction from which the director or officer derived an improper personal benefit within the meaning of Section 102(b)(7) of the GCL; or (d) have authorized any unlawful payment of dividend or unlawful stock purchase or redemption on the Corporation's stock prohibited by
Section 174 of the GCL; except to the extent that such court, or another court having jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such indemnified costs as the court deems proper;

(2) Any payment determined to be unlawful by final judgment of a court or other tribunal having jurisdiction over the question;

(3) Any obligation of the director's or officer's under Section 16(b) of the Securities Exchange Act of 1934, as amended; or

(4) Any liability or expense (including any penalty, judgment or legal expense) sustained in connection with an administrative or civil enforcement action which is initiated by a federal banking agency and results in a final adjudication or finding against the director or officer if such indemnification, reimbursement or payment, on the date thereof, is a prohibited indemnification payment under Regulations and Statements of General Policy of the Federal Deposit Insurance Corporation (including, without limitation, 12 CFR 359.0 et seq.) or federal banking law (including, without limitation, 12 USC 1828(k)), as both are amended and in effect on the date of such payment.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Corporation out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 8.  EXHIBITS.

                                  EXHIBIT INDEX

The following documents are attached hereto or incorporated herein by reference as exhibits to this registration statement:

Item 601
Regulation S-K
Exhibit Reference
Number                            Description of Document


4(a) Restated Certificate of Incorporation of Comerica Incorporated, as amended (incorporated herein by reference to exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File Number 001-10706).

4(b) Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (incorporated herein by reference to exhibit 3.2 to Registrant's Registration Statement on Form S-4 dated December 1, 2000, Commission File Number 333-51042).

4(c) Amended and restated bylaws of Comerica Incorporated (incorporated herein by reference to exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2002, Commission File Number 001-10706).

4(d) Rights Agreement between Comerica Incorporated and Comerica Bank (incorporated herein by reference to exhibit 4 to Registrant's Form 8-K dated June 18, 1996, Commission File Number 001-10706).

5 Opinion and Consent of Mark W. Yonkman as to the legality of the securities being registered.

23(a)    Consent of Ernst & Young LLP, independent auditors.

23(b)    Consent of KPMG LLP, independent auditors.

23(c)    Consent of Mark W. Yonkman, legal counsel (contained in Exhibit 5).

24       Powers of Attorney (included on the signature page hereto).


ITEM 9.  UNDERTAKINGS.

     A.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on March 31, 2003.


COMERICA INCORPORATED


By: /s/ Ralph W. Babb, Jr.
    ----------------------------------------
Ralph W. Babb, Jr.
Chairman, President and Chief Executive Officer


We, the undersigned directors and officers of Comerica Incorporated, do hereby constitute and appoint George W. Madison and Mark W. Yonkman, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 31, 2003:



/s/ Ralph W. Babb, Jr.
--------------------------------------------
Ralph W. Babb, Jr.
Chairman, President, Chief Executive
Officer and Director
(Principal Executive Officer)


/s/ Elizabeth S. Acton
--------------------------------------------
Elizabeth S. Acton
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)


/s/ Marvin J. Elenbaas
--------------------------------------------
Marvin J. Elenbaas
Senior Vice President and Controller
(Principal Accounting Officer)

/s/ Lillian Bauder
------------------------------------
Lillian Bauder
Director


/s/ Joseph J. Buttigieg, III
------------------------------------
Joseph J. Buttigieg, III
Director


/s/ James F. Cordes
------------------------------------
James F. Cordes
Director


/s/ Peter D. Cummings
------------------------------------
Peter D. Cummings
Director


/s/ J. Philip DiNapoli
------------------------------------
J. Philip DiNapoli
Director


/s/ Anthony F. Earley, Jr.
------------------------------------
Anthony F. Earley, Jr.
Director


/s/ Max M. Fisher
------------------------------------
Max M. Fisher
Director

/s/ Roger Fridholm
------------------------------------
Roger Fridholm
Director


/s/ Todd W. Herrick
------------------------------------
Todd W. Herrick
Director


/s/ David Baker Lewis
------------------------------------
David Baker Lewis
Director

/s/ John D. Lewis
------------------------------------
John D. Lewis
Director


/s/ Wayne B. Lyon
------------------------------------
Wayne B. Lyon
Director


/s/ Alfred A. Piergallini
------------------------------------
Alfred A. Piergallini
Director

/s/ Howard F. Sims
------------------------------------
Howard F. Sims
Director


/s/ Robert S. Taubman
------------------------------------
Robert S. Taubman
Director


/s/ William P. Vititoe
------------------------------------
William P. Vititoe
Director


------------------------------------
Martin D. Walker
Director


/s/ Patricia M. Wallington
------------------------------------
Patricia M. Wallington
Director


/s/ Gail L. Warden
------------------------------------
Gail L. Warden
Director


/s/ Kenneth L. Way
------------------------------------
Kenneth L. Way
Director

                                  EXHIBIT INDEX


4(a) Restated Certificate of Incorporation of Comerica Incorporated, as amended (incorporated herein by reference to exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File Number 001-10706).

4(b) Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (incorporated herein by reference to exhibit 3.2 to Registrant's Registration Statement on Form S-4 dated December 1, 2000, Commission File Number 333-51042).

4(c) Amended and restated bylaws of Comerica Incorporated (incorporated herein by reference to exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2002, Commission File Number 001-10706).

4(d) Rights Agreement between Comerica Incorporated and Comerica Bank (incorporated herein by reference to exhibit 4 to Registrant's Form 8-K dated June 18, 1996, Commission File Number 001-10706).

5 Opinion and Consent of Mark W. Yonkman as to the legality of the securities being registered.

23(a)    Consent of Ernst & Young LLP, independent auditors.

23(b)    Consent of KPMG LLP, independent auditors.

23(c)    Consent of Mark W. Yonkman, legal counsel (contained in Exhibit 5).

24       Powers of Attorney (included on the signature page hereto).